UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2009

(Commission File	Exact name of registrant as specified in its charter, address of principal	(IRS Employer
Number)	executive offices, telephone number and state of incorporation	Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina
None

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     (a) UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated March 16, 2009, by and among the Registrant and Wachovia Capital Markets, LLC and Banc of America Securities LLC, as representatives of the several underwriters, in connection with the offering of $300,000,000 aggregate principal amount of the Registrant’s 6.05% Senior Notes due 2014 and $450,000,000 aggregate principal amount of the Registrant’s 7.05% Senior Notes due 2019 (collectively, the “Notes”), registered with the Securities and Exchange Commission on Form S-3 (Registration Statement No. 333-155418). A copy of the Underwriting Agreement is filed as Exhibit 1 to this Form 8-K.
     (b) INDENTURE. The Registrant previously entered into an Indenture (For Debt Securities), dated February 15, 2001, between the Registrant and The Bank of New York Mellon Trust Company, National Association, as successor Trustee, and has entered into two Officer’s Certificates (each relating to one of the two series of the Notes identified above), each dated March 19, 2009, in connection with the offering of the Notes. The Indenture (For Debt Securities) and the two Officer’s Certificates are filed as Exhibits 4(a), 4(b), and 4(c), respectively, to this Form 8-K.
     This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement on Form S-3 (Reg. No. 333-155418) relating to the offering of the Company’s Notes.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
1	Underwriting Agreement, dated March 16, 2009 by and among the Registrant and Wachovia Capital Markets, LLC and Banc of America Securities LLC, as representatives of the several underwriters

4(a)	Indenture (For Debt Securities), dated February 15, 2001, between the Registrant and The Bank of New York Mellon Trust Company, National Association, as successor Trustee, is hereby incorporated by reference (filed as Exhibit 4(a), Form 8-K, filed February 27, 2001, File No. 1-15929)

4(b)	Officer’s Certificate (relating to the 6.05% Senior Notes due 2014), dated March 19, 2009

4(c)	Officer’s Certificate (relating to the 7.05% Senior Notes due 2019), dated March 19, 2009

5	Opinion of Hunton & Williams LLP as to the legality of the Senior Notes issued by the Registrant

23	Consent of Hunton & Williams LLP to the filing of Exhibit 5 herewith (included in its opinion filed as Exhibit 5)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.
Registrant

By:	/s/ Jeffrey M. Stone

Chief Accounting Officer
Date: March 19, 2009